Exhibit (e)(2)

SUPPLEMENT TO AMENDED AND RESTATED

DISTRIBUTION CONTRACT

PIMCO ETF Trust

840 Newport Center Drive

Newport Beach, California 92660

February 23, 2010

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105-4800

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. PIMCO 0-3 Year Banking Sector Corporate Bond Index Fund, PIMCO 1-5 Year High Yield Corporate Bond Index Fund, PIMCO Banking Sector Corporate Bond Index Fund, PIMCO Build America Bond Strategy Fund, PIMCO Emerging Markets Aggregate U.S.$ Denominated Bond Index Fund, PIMCO High Yield Corporate Bond Index Fund and PIMCO Investment Grade Corporate Bond Index Fund (each a “Fund” and collectively, the “Funds”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into the Amended and Restated Distribution Contract (the “Contract”) dated August 11, 2009, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Funds to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5. This Supplement and the Contract shall become effective with respect to the Funds thereof on February 23, 2010 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Funds, by the vote of a majority of the outstanding voting securities of the Funds and each class thereof, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Funds or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6. The Certificate of Trust, a copy of which is on file in the Office of the Secretary of State of Delaware, provides that the name “PIMCO ETF Trust” refers to the trustees under the Certificate of Trust collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO ETF Trust

By:	/s/ Peter G. Strelow
Title:	Vice President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Steven B. Plump
Title:	Managing Director

SCHEDULE A

Distribution Contract

between PIMCO ETF Trust and

Allianz Global Investors Distributors LLC

February 23, 2010

This contract relates to the following Funds:

PIMCO 0-1 Year U.S. Treasury Index Fund
PIMCO 0-3 Year Banking Sector Corporate Bond Index Fund
PIMCO 1-3 Year U.S. Treasury Index Fund
PIMCO 1-5 Year High Yield Corporate Bond Index Fund
PIMCO 1-5 Year U.S. TIPS Index Fund
PIMCO 3-7 Year U.S. Treasury Index Fund
PIMCO 7-15 Year U.S. Treasury Index Fund
PIMCO 15+ Year U.S. TIPS Index Fund
PIMCO 15+ Year U.S. Treasury Index Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund
PIMCO Banking Sector Corporate Bond Index Fund
PIMCO Broad U.S. TIPS Index Fund
PIMCO Build America Bond Strategy Fund
PIMCO Emerging Markets Aggregate U.S.$ Denominated Bond Index Fund
PIMCO Enhanced Short Maturity Strategy Fund
PIMCO Government Limited Maturity Strategy Fund
PIMCO High Yield Corporate Bond Index Fund
PIMCO Intermediate Municipal Bond Strategy Fund
PIMCO Investment Grade Corporate Bond Index Fund
PIMCO Prime Limited Maturity Strategy Fund
PIMCO Short Term Municipal Bond Strategy Fund

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